Exhibit 10(a)81

                             FIRST AMENDMENT TO THE
                 SOUTHERN COMPANY EMPLOYEE STOCK OWNERSHIP PLAN



         WHEREAS, the Employee Stock Ownership Plan Committee ("Committee") heretofore adopted the amendment and restatement of The Southern Company Employee Stock Ownership Plan ("Plan"), effective as of January 1, 2002;

         WHEREAS, the Committee desires to amend the Plan to allow a participant to elect whether to receive a cash distribution of all or a portion of the dividends payable on the shares of common stock credited to the participant's account and to allow a terminated participant to elect to receive a withdrawal of common stock credited to the participant's account for at least 84 months; and

         WHEREAS, the Committee is authorized pursuant to Section 11.1 of the Plan to amend the Plan at any time, provided that the amendment does not involve a substantial increase in cost to any Employing Company or is necessary or desirable to comply with the laws and regulations applicable to the Plan.

         NOW, THEREFORE, the Committee hereby amends the Plan as follows, to be effective as of the dates indicated:


                                       1.

         Section 6.6, Allocation of Dividends and Other Distributions, shall be replaced in its entirety with the following, effective as of July 1, 2002:

                    6.6 Distribution of Dividends Payable on Common Stock. Any dividends on the Common Stock shall be allocated to a Participant's Account on the basis of Account balances. Each Participant may elect whether (i) to receive a cash distribution of all or a portion of the dividends payable on the shares of Common Stock credited to the Participant's Account as of the record date of the Common Stock or
          (ii) to have such dividends paid to the Plan and reinvested in Common Stock credited to the Participant's Account. The election of a Participant whether to receive a cash distribution of dividends shall remain in effect until such election is changed by the Participant. In the event a Participant fails to make an election with respect to the dividends payable on any shares of Common Stock credited to the Participant's Account, such Participant shall be deemed to have elected to have the dividends payable on such shares paid to the Plan and reinvested in Common Stock credited to the Participant's Account. Upon the death of a Participant, such Participant shall be deemed to have elected to have the dividends payable on all shares of Common Stock credited to the Participant's Account reinvested in Common Stock, notwithstanding any election in effect at the time of the Participant's death. In reinvesting dividends on the Common Stock, the Trustee may purchase Common Stock under The Southern Investment Plan, from the Southern Company, or on the open market.

                    A Participant may change his election whether to receive a cash distribution of dividends at any time. However, with respect to each dividend on Common Stock, the election, or deemed election, of a Participant which is in effect on the last day of the first month in the calendar quarter which includes the record date for such dividend (the "Election Deadline") shall apply with respect to the dividends payable on the shares of Common Stock credited to the Participant's Account on such record date. In any event, all elections and deemed elections shall be irrevocable as of the Election Deadline. Participants are 100% vested in dividends payable on Common Stock. Payment of cash distributions under this Section 6.6 shall be made to the Plan and to Participants, as the case may be, as soon as administratively practicable following the payable date of the dividends. The Committee may establish such administrative procedures as it deems necessary or appropriate to effect the elections under this Section 6.6.

                                       2.

         Except as amended herein by this First Amendment, the Plan shall remain in full force and effect as amended and restated by the Company prior to the adoption of this First Amendment.

         IN WITNESS WHEREOF, Southern Company Services, Inc., through the duly authorized members of the Employee Stock Ownership Plan Committee, has adopted this First Amendment to The Southern Company Employee Stock Ownership Plan this ____ day of ___________________, 2002.


                                 EMPLOYEE STOCK OWNERSHIP PLAN COMMITTEE: